As filed with the Securities and Exchange Commission on September 2, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	150 N. Radnor Chester Road, Suite F200 Radnor, Pennsylvania 19087 (888) 378-6240	84-1966887
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Jon Congleton
Chief Executive Officer
Mineralys Therapeutics, Inc.
150 N. Radnor Chester Road, Suite F200
Radnor, Pennsylvania 19087
(888) 378-6240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Cheston J. Larson
Matthew T. Bush
Anthony A. Gostanian
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
(858) 523-5400
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File no. 333-278122)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $54,268,911, or the equivalent thereof, of its (a) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”); (c) the Company’s debt securities (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (e) units consisting of two or more securities described above in any combination (the “Units”) (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities”). This Registration Statement relates to the registrant’s Registration Statement on Form S-3, as amended (File No. 333-278122) (the “Prior Registration Statement”), initially filed on March 21, 2024 and declared effective by the Securities and Exchange Commission on April 11, 2024. The required opinion and consents are filed herewith. The additional amount of Securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
107.1	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 2, 2025.

Mineralys Therapeutics, Inc.

By:	/s/ Jon Congleton
Jon Congleton
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jon Congleton	Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2025
Jon Congleton

/s/ Adam Levy	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 2, 2025
Adam Levy

*	Director	September 2, 2025
BT Slingsby, MD, PhD, MPH

*	Director	September 2, 2025
Srinivas Akkaraju, MD, PhD

*	Director	September 2, 2025
Derek DiRocco, PhD

/s/ Alex Gold	Director	September 2, 2025
Alex Gold

*	Director	September 2, 2025
Daphne Karydas

*	Director	September 2, 2025
Glenn P. Sblendorio

*By:	/s/ Adam Levy
Adam Levy
Attorney-in-Fact